August 9, 2004

Shimon Citron
Chief Executive Officer
Zone4PLay Inc.
3b Hashlosha St.
Tel Aviv 67060
Israel

Dear Mr. Citron:

      This Agreement is made and entered into this __th day of ____, 2004, between Punk, Ziegel & Company, L.P. ("Punk, Ziegel") and Zone4Play, Inc. and its affiliates and subsidiaries (collectively "Zone4Play" or the "Company").

      In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The Company hereby engages Punk, Ziegel upon the terms and conditions as set forth herein as its exclusive financial advisor to render financial advice to the Company as an investment banker with respect to Placement Transactions, M&A Transactions (each, as defined below), joint ventures. In that regard, Punk, Ziegel will assist the Company in identifying, analyzing, structuring, negotiating and financing suitable business opportunities which the Company may take advantage of by purchase or sale of stock or assets (except assets used in the ordinary course of business), assumption of liabilities, merger, consolidation, tender offer, joint venture, financing arrangement or any similar transaction or combination thereof.

2. Except as otherwise specified in Paragraph 14 hereof, this Agreement shall be effective for a period of Six (6) months, commencing upon the execution hereof and shall terminate thereafter unless and until extended by mutual agreement of the parties.

3. During the term of this Agreement, Punk, Ziegel shall provide the Company with such regular and customary investment banking advice as is reasonably requested by the Company, provided that Punk, Ziegel shall not be required to undertake duties not reasonably within the scope of the investment banking services contemplated by this Agreement.

4. Without derogating from any of the provisions of this letter, Punk, Ziegel shall render such other financial advisory and investment banking services as may from time to time be agreed upon in writing by Punk, Ziegel and the Company.

PLACEMENT AGENT

5. The Company hereby engages Punk, Ziegel, for the term of this agreement, as its exclusive agent in the private placement of equity and equity-linked securities (the "Equity Securities"), debt financing (the "Debt Securities"), or any combination of Equity Securities and Debt Securities thereof (collectively referred to as "Placement Transactions"). For the purposes of this Agreement, Debt Securities shall include acquisition lines of credit, any form of bank lines, mezzanine or other debt, vendor financings, etc. but shall not include extensions, renewals, modifications or refinancings of credit with existing creditors or their affiliates. Public offerings, if any, shall be subject to a separate letter agreement and are expressly not addressed in this Agreement. Should a fairness opinion be required, The Company and Punk, Ziegel enter into a separate letter agreement, which shall govern the issuance of such opinion, including any fees.

August 9, 2004
Zone4Play Engagement
Page 2

6. Punk, Ziegel hereby accepts the engagement, with respect to any Placement Transaction, and in that connection agrees to:

      (a) prepare, if asked, in consultation with the Company, an Information Memorandum (the "Memorandum") describing the Company and the Placement Transaction, which Memorandum shall not be made available to potential investors or lenders until such Memorandum and its use shall be approved by the Company;

      (b) review with the Company, and receive its approval for, a list of prospective investors and lenders (the "Contact List") to be contacted by Punk, Ziegel in connection with its engagement herein;

      (c) use its best efforts to privately place the Equity Securities or Debt Securities;

      (d) prepare, if asked, with the assistance and approval of the Company any other communications to be used in the Placement Transaction whether in the form of letter, circular, notice or otherwise;

      (e) assist in the negotiation of the terms and conditions of the placement of the Equity Securities or Debt Securities to investors and lenders;

      (f) advise the Company as to the expected timing, structure and pricing of the Placement Transaction; and

      (g) provide such other investment banking services as are customary for similar engagements.

7. As compensation for the services to be rendered by Punk, Ziegel as the Company's placement agent, the Company shall pay to Punk, Ziegel as follows, subject to a minimum fee of Two hundred and fifty thousand dollars ($250,000) for each Placement Transaction (the "Financing Fee").

      (a) Upon the execution hereof, a non-refundable advance payment fee of fifty thousand dollars ($50,000) (the "Retainer Fee"). The Retainer Fee shall be paid: (i) $25,000 in cash (paid in 4 installments), and
            (ii) a warrant (the "Retainer Warrants") to purchase 25,000 of the Company's common stock at an exercise price of $0.80 per share and including other terms and conditions as more fully described below.

      (b) At the closing of each placement of Equity Securities and after actual receipts of funds by the company, the Company shall pay in cash to Punk, Ziegel by wire transfer a cash fee (a "Equity Securities Placement Fee") of Six percent (6.0%) of the Aggregate Placement Consideration (as defined in paragraph 9) raised in the Placement Transaction The cash advance payment will be deducted from the Equity securities placement fee. In a case that the company will decide to defer collection, or to leave the funds in a escrow account after the closing of such transaction, than the company shall pay in cash, the fee to Punk, Ziegel. The Company and Punk, Ziegel agree to carve out an amount of $1,500,000 (one million and five hundred dollars, which shall include $450,000 that the Company has already raised and that are currently held in an escrow account), for which, if raised no later than the close of business on August 31 2004 (the "Carve Out"), Punk, Ziegel will not be entitled to any fee. The carve out shall terminate on August 31, 2004 and any amount raised after that time, irrespective of the source or the referring party shall be subject to the fee provisions of this Agreement.

August 9, 2004
Zone4Play Engagement
Page 3

      (c) At the closing of each placement of Equity Securities, the Company shall issue to Punk, Ziegel warrants (the "Fee Warrants") to purchase shares of the Company's common stock equal to Two percent (2.0%) of the Aggregate Placement Consideration with an exercise price per share equal to the price at which common stock was sold or valued in the Placement Transactions.

      (d)   The  terms  of the  Warrants  shall  be  set  forth  in one or  more
            agreements   (the  "Warrant   Agreements")  in  form  and  substance
            reasonably satisfactory to Punk, Ziegel and the Company.

      (e) At the closing of each placement of Debt Securities and after actual receipts of funds by the company., the Company shall pay in cash to Punk, Ziegel by wire transfer a cash fee (a "Debt Securities Placement Fee") of three percent (3.0%) of the Aggregate Placement Consideration (as defined in paragraph 8) raised in the Placement Transaction. The cash advance payment will be deducted from the Debt Securities placement fee. In a case that the company will decide to defer collection , or to leave the funds in a escrow account after the closing of such transaction, than the company shall pay in cash, the fee to Punk, Ziegel

      (f) In avoidance of doubt, in the event of a combined placement that includes equity securities and debt securities, the advance payment will be deducted only once.

8.    In  determining  "Aggregate  Placement   Consideration"  for  purposes  of
      calculating Punk, Ziegel's Placement Fee under paragraph 7 above, the following principles will apply:

      (a) Aggregate Placement Consideration shall be deemed to include the total value of Equity and Debt Securities sold, directly or indirectly, by the Company in connection with the Placement Transaction, including proceeds received by the Company upon exercise of options, warrants and/or similar securities, any amounts paid into escrow and any amounts payable in the future whether or not subject to any contingency including advances on licensing fees and product sales.

August 9, 2004
Zone4Play Engagement
Page 4

      (b) If the consideration received by the Company is to be paid in whole or in part through installment payments, the portion of Punk,
            Ziegel's Securities Placement Fee relating thereto shall be calculated and paid when and as such contingent payments are due.

      (c)   If the consideration  received by the Company is paid in whole or in part in the form of securities or other non-cash consideration, such consideration shall be valued at the fair market value thereof, on the day prior to the date of closing (or later date on which a contingent payment is made), provided, however, that if such consideration consists of securities with an existing trading market, such securities shall be valued at the average of the last sales price for such securities on the five trading days prior to the date of closing (or later date on which a contingent payment is made).

M&A ADVISOR

      9. The Company hereby engages Punk, Ziegel as its exclusive advisor in connection with mergers and acquisitions advisory services.

      10. Punk, Ziegel hereby accepts the engagement and in that connection agrees to assist and advise the Company in regard to any potential M&A Transaction, as defined in section 12 below, in the following manner:

            (a) evaluate and recommend financial and strategic alternatives with respect to M&A Transactions;

            (b) identify potential parties to M&A Transactions and contact such parties and/or their representatives and assist the Company in negotiations relating to a M&A Transaction;

            (c) assist the Company, if asked, in performing appropriate due diligence on prospective acquisitions;

            (d)   assist  in  the   negotiation  of   prospective   acquisitions
                  including advice regarding the timing, structure and pricing of a M&A Transaction;

            (e) assist the Company, if asked, in any documentation necessary to execute the M&A Transaction;

            (f) assist the Company in arranging financing (as described in paragraphs 5, 6,7 and 8), as needed; and

            (g) Provide such other financial advisory and investment banking services as are customary for similar transactions and as may be mutually agreed upon by the Company and Punk, Ziegel.

      11. At the closing of each M&A Transaction, the Company shall pay Punk, Ziegel a fee equal to: (i) three percent (3.0%) of the first twenty million dollars ($20,000,000) and (ii) one and one-half percent (1.5%) of the excess above twenty million of the Aggregate M&A Consideration (as defined below) of such M&A Transaction, subject to a minimum fee of one hundred fifty thousand dollars ($150,000) (collectively referred to as the "M&A Transaction Fee"). The M&A Transaction Fee shall not include any fairness opinions that may be required in the course of a transaction. If the consideration for the Transaction is cash, then the Compensation shall be paid in cash. If the consideration for the Transaction is other than cash, then the form of the Compensation shall be: half of the compensation will be as the same nature as the consideration given in the Transaction and the remainder will be paid in cash.

August 9, 2004
Zone4Play Engagement
Page 5

      12. For the purpose of this Agreement, "M&A Transaction" shall mean merger, business combination, purchase or sale of some or all of the stock or assets of the Company or a Target not in the ordinary course of business, joint venture or any similar transaction or combination thereof. "Aggregate M&A Consideration" shall mean the total consideration (cash, stock, assets and all other property (real and personal, tangible or intangible) including debt assumed) exchanged or received, or to be exchanged or received, or paid or incurred, directly or indirectly by the Company or any of its security holders in connection with any such M&A Transaction. M&A Transaction Fees shall be paid by the Company to Punk, Ziegel at the first closing of each M&A Transaction. If the Aggregate M&A Consideration is to be paid in whole or in part through installment payments, the portion of Punk, Ziegel's M&A Transaction Fees relating thereto shall be calculated and paid when and as such contingent payments are due.

GENERAL

      13. In the event that the Company completes a transaction in lieu of any Placement Transaction or M&A Transaction during the course of this engagement to which clauses in paragraphs 1 through 12 do not apply, Punk, Ziegel shall receive a customary investment banking fee to be mutually agreed upon between Punk, Ziegel and the Company based on the nature and type of services rendered.

      14. In the event that this Agreement shall not be renewed or if terminated for any reason, notwithstanding any such non-renewal or termination, Punk, Ziegel shall be entitled to a full fee as provided herein, for each Placement Transaction or M&A Transaction for which the discussions were conducted during the term of this Agreement by the Company or by Punk, Ziegel on behalf of the Company, which is consummated within a period of twelve (12) months after non-renewal or termination of this Agreement. Upon termination of this Agreement, the Company and Punk, Ziegel shall provide each other with a written list of parties with whom they had discussions in connection with any Placement Transaction or M&A Transaction which list shall govern the operation of this Paragraph.

      15. In addition to the fees payable hereunder, and regardless whether any Placement Transaction or M&A Transaction is proposed or consummated, the Company shall reimburse Punk, Ziegel periodically for the term of this Agreement for all out-of-pocket expenses, fees and disbursements incurred in connection with the services performed by Punk, Ziegel pursuant to this Agreement, including fees and disbursements of Punk, Ziegel's legal counsel and any advisers. Punk, Ziegel will seek the Company's written approval for expenses exceeding $1,000 and will supply the Company with reasonable documentation to support its claims for reimbursement. The Company shall reimburse Punk, Ziegel its out of pocket expenses incurred in the course of any work done with respect to the Carve-Out, subject to the terms of this Agreement.

August 9, 2004
Zone4Play Engagement
Page 6

      16. The Company acknowledges that all opinions and advice (written or oral) given by Punk, Ziegel to the Company in connection with Punk, Ziegel's engagement hereunder are intended solely for the benefit and use of the Company in considering Placement Transactions or M&A Transactions to which they relate, and the Company agrees that no person or entity other than the Company be entitled to make use of or rely upon the advice of Punk, Ziegel to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor may the Company make any public references to Punk, Ziegel, or use Punk, Ziegel's name in any annual reports or any other reports, releases or electronic publications of the Company without Punk, Ziegel's prior written consent.

      17. The Company acknowledges that Punk, Ziegel and its affiliates are in the business of providing investment banking and other financial services and advice. Nothing herein contained shall be construed to limit or restrict Punk, Ziegel in conducting such business with respect to others, or in rendering such advice to others, except as such advice may relate to matters relating to the Company's business.

      18. The Company acknowledges and agrees that in performing its services under this engagement, Punk, Ziegel may rely upon the data, material and other information supplied by the Company without independently verifying its accuracy, completeness or veracity. The Company represents and warrants to Punk, Ziegel that it shall endeavor that all such information provided by the Company will be true and accurate in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. Punk, Ziegel shall be under no obligation to make an independent appraisal of assets or an investigation or inquiry as to any information regarding, or any representations of, any other participant in a Placement Transaction or M&A Transaction, and shall have no liability with regard thereto. The Company acknowledges and agrees that Punk, Ziegel will be using and relying upon such information supplied by the Company and its officers, agents and others and any other publicly available information concerning the Company without any independent investigation or verification thereof or independent appraisal by Punk, Ziegel of the Company or its business or assets.

      19. Since Punk, Ziegel will be acting on behalf of the Company in connection with its engagement hereunder, the Company and Punk, Ziegel have entered into a separate indemnification agreement (the "Indemnification Agreement") attached hereto as Schedule A and dated the date hereof, providing for the indemnification of Punk, Ziegel by the Company. Punk, Ziegel has entered into this Agreement in reliance on the indemnities set forth in such Indemnification Agreement.

August 9, 2004
Zone4Play Engagement
Page 7

      20. Punk, Ziegel shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that Punk, Ziegel shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company from time to time.

      21. This Agreement and the Schedule A attached hereto constitute the entire agreement and understanding of the parties hereto, and supersede any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein.

      22. Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile to the respective parties as set forth below, or to such other address as either party may notify the other of in writing:

            if to the Company, to:     Mr. Shimon Citron
                                       Chief Executive Officer
                                       Zone4PLay Inc.
                                       3b Hashlosha St.
                                       Tel Aviv 67060
                                       Israel

            if to Punk, Ziegel, to:    Punk, Ziegel & Company
                                       520 Madison Avenue
                                       New York, NY 10022
                                       Attn: Sagiv Shiv, Managing Director

      23. During the term of this Agreement, Punk, Ziegel shall have the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder, provided that the Company shall approve in writing the form and content thereof in advance.

      24. This agreement may not be assigned by either party without the prior written consent of the other. The benefits of this Agreement shall be binding upon and inure to the benefit of the respective successors, legal representatives and permitted assigns of the parties hereto and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors, legal representatives and permitted assigns.

      25. This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.

      26. No provision of this Agreement may be amended, modified or waived, except in writing signed by all of the parties hereto.

      27. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to its conflict of law principles. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York City, and they hereby submit to the exclusive jurisdiction of the courts of the State of New York located in New York, New York and of the federal courts in the Southern District of New York with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Agreement, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth in Paragraph 24 hereof.

August 9, 2004
Zone4Play Engagement
Page 8

      28. EACH OF PUNK, ZIEGEL AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT.

Punk, Ziegel is delighted to accept this engagement and looks forward to working with you on this assignment. Please confirm that the foregoing correctly sets forth our agreement by signing the enclosed duplicate of this letter in the space provided and returning it, whereupon this letter shall constitute a binding agreement as of the date first above written.

                                       PUNK, ZIEGEL & COMPANY, L.P.


                                       By
                                         ---------------------------------------


                                       By /s/ Sagiv Shiv
                                         ---------------------------------------
                                         Sagiv Shiv
                                         Managing Director

AGREED:

ZONE4PLAY, INC.

By /s/ Shimon Citron
  ----------------------------------
  Shimon Citron
  Chief Executive Officer

By
  ----------------------------------

SCHEDULE A
August 9, 2004

                           INDEMNIFICATION PROVISIONS

      Zone4Play, Inc. (the "Company") agrees to indemnify and hold harmless Punk, Ziegel & Company, L.P. ("Punk, Ziegel") to the fullest extent permitted by law, from and against any and all losses, claims, damages, obligations, penalties, judgments, liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which Punk, Ziegel is a party) by a third party, as and when incurred, directly or indirectly, caused by, relating to, based upon, arising out of or in connection with (a) Punk, Ziegel acting for the Company including, without limitation, any act or omission by Punk, Ziegel in connection with its acceptance of or the performance or non-performance of its obligations under an engagement letter, dated______ __, 2004, between Punk, Ziegel and the Company, as it may be amended from time to time (the "Agreement"); (b) any untrue statement or alleged untrue statement of a material fact contained in, or any omission or alleged omission to state a material fact required to be stated or necessary to make not misleading statements made in any offering document produced pursuant to the Agreement, including any amendment thereof or supplement thereto, or similar statements or omissions in or from any other information furnished by or on behalf of the Company to Punk, Ziegel or to any prospective investor/suitor pursuant to this Agreement, including any amendments thereof or supplements thereto, or any other activity on their behalf; (c) violations by the Company of any of its representations, warranties or agreements contained in or incorporated into the Agreement; (d) all or any portion of any transaction or (e) the use of proceeds of any transaction; provided, however, such indemnity agreement shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, liability, cost or expense to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal for whatever reason, including, without limitation, the failure to file an appeal in a timely fashion) to have resulted directly from the gross negligence or willful misconduct of Punk, Ziegel.

      These Indemnification Provisions shall extend to the following: Punk, Ziegel, its parent company, their affiliated entities, directors, officers, employees, legal counsel, and agents of Punk, Ziegel, its and the respective affiliates and controlling persons of Punk, Ziegel within the meaning of the federal securities laws. All references to Punk, Ziegel in these Indemnification Provisions shall be understood to include any and all of the foregoing.

      If any action, suit, proceeding or investigation is commenced, as to which Punk, Ziegel proposes to demand indemnification, it shall so notify the Company with reasonable promptness; provided, however, that any failure by Punk, Ziegel to notify the Company shall not relieve the Company from its obligations hereunder. Punk, Ziegel shall have the right to retain counsel of its own choice to represent it, and the Company shall pay reasonable and customary fees, expenses and disbursements of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall pay and be liable for any settlement of any claim against Punk, Ziegel made with the Company's written consent, which consent shall not be unreasonably withheld. The Company shall not, without the written consent of Punk, Ziegel, settle or compromise any claim or permit a default or consent to entry of any judgment in respect thereof unless such settlement, compromise or consent includes as an unconditional term thereof the giving by the claimant to Punk, Ziegel of an unconditional and irrevocable release from all liability in respect of such claim.

August 9, 2004
Schedule A - Zone4Play Indemnification
Page 2

      In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these Indemnification Provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and Punk, Ziegel, on the other hand, shall contribute to the amount paid or payable by such indemnified persons as a result of such losses, claims, damages, obligations, penalties, judgments, liabilities, costs, expenses and disbursements in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and Punk, Ziegel, on the other hand from any transactions contemplated by the Agreement, and also the relative fault of the Company on the one hand and Punk, Ziegel on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, liabilities, costs, expenses and disbursements and any other relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation or omission shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation or omission. Notwithstanding the foregoing, Punk, Ziegel shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by Punk, Ziegel pursuant to the Agreement.

      The Indemnification Provisions and contribution agreements contained herein are in addition to any liability which the Company may otherwise have to Punk, Ziegel and the other parties.

      Neither termination nor completion of the engagement of Punk, Ziegel set forth in the Agreement nor any investigation made by or on behalf of Punk, Ziegel or the Company shall effect these Indemnification Provisions and contribution agreements which shall remain and continue to be operative and in full force and effect.

      We agree that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason, then (whether or not Punk, Ziegel is the Indemnified Person), we and Punk, Ziegel shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to us, on the one hand, and Punk, Ziegel on the other, in connection with Punk, Ziegel's engagement referred to above, subject to the limitation that in no event shall the amount of Punk, Ziegel's contribution to such Claim exceed the amount of fees actually received by Punk, Ziegel from us pursuant to Punk, Ziegel's engagement. We hereby agree that the relative benefits to us, on the one hand, and Punk, Ziegel on the other, with respect to Punk, Ziegel's engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by us or our stockholders as the case may be, pursuant to the transaction (whether or not consummated) for which you are engaged to render services bears to (b) the fee actually paid to Punk, Ziegel in connection with such engagement.

      Our indemnity, reimbursement and contribution obligations under this Agreement shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Party may have at law or at equity.

      Should Punk, Ziegel or its personnel be required or requested by us to provide documentary evidence or testimony in connection with any proceeding arising from or relating to Punk, Ziegel's engagement, we agree to pay all reasonable expenses (including fees incurred for legal counsel) in complying therewith and for sworn testimony or preparation therefor, payable in advance.

August 9, 2004
Schedule A - Zone4Play Indemnification
Page 3

      We hereby consent to personal jurisdiction and service of process and venue in any court in which any claim for indemnity is brought by any Indemnified Person.

      It is understood that, in connection with Punk, Ziegel's engagement, Punk, Ziegel may be engaged to act in one or more additional capacities and that the terms of the original engagement or any such additional engagement may be embodied in one or more separate written agreements. The provisions of this Agreement shall apply to the original engagement, any such additional engagement and any modification of the original engagement or such additional engagement and shall remain in full force and effect following completion or termination of Punk, Ziegel's engagement(s).

                                       Sincerely,

                                       ZONE4PLAY, INC.


                                       By: /s/ Shimon Citron
                                          --------------------------------------
                                          Shimon Citron
                                          Chief Executive Officer

                                       By:
                                          --------------------------------------

Confirmed and agreed to:
PUNK, ZIEGEL & COMPANY, L.P.

By:
   --------------------------------------


By: /s/ Sagiv Shiv
   --------------------------------------
    Sagiv Shiv
    Managing Director